SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 10, 2002
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                               ACTIVEWORLDS CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                      001-15819                 13-3883101
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(State or other jurisdiction     (Commission File No.)          (IRS Employer
 of incorporation)                                           Identification No.)


                85 MOUNTAINSIDE TRAIL, CORTLAND MANOR, N.Y. 10567
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (914) 737-6883
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ITEM 1.  CHANGE OF CONTROL OF REGISTRANT

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 10, 2002, Activeworlds Corp. (the "Company") entered into an Agreement and Plan of Exchange, subject to the approval of a majority of the outstanding shares of common stock of the Company, whereby the Company agreed to sell all of the issued and outstanding common stock of its subsidiary Activeworlds, Inc., a Nevada corporation, to J.P. McCormick ("McCormick") and Richard F. Noll ("Noll") who then comprised the Company's management.

         As part of the transaction, the following steps will occur:

         o        Noll shall sell the Company 1,305,948 shares of common stock;

         o McCormick shall sell the Company 1,289,497 shares of common stock;

         o The 2,595,445 shares of the Company's common stock representing 30.1% of its outstanding shares will become treasury shares;

         o Messrs. McCormick and Noll immediately resigned as officers and directors and terminated their employment agreements effective immediately;

         o The Company agreed to pay McCormick and Noll $210,000 and $215,000, respectively, and pay up to $15,000 of their legal fees. Together, McCormick and Noll were together owed approximately $159,452 (not including approximately 25% in benefits) under their employment agreements which they terminated;

         o As a result of their control of the Company prior to the events described in this Report, Messrs. McCormick and Noll were in a position to renew their employment agreements at salaries of $150,000 per year (plus benefits) upon expiration in January 2003;

         o McCormick and Noll shall acquire the entire business of the Company but not its existing litigation against Juno.com and its remaining cash balances of approximately $630,000;

         The above transaction was approved by each of the three independent directors with Messrs. McCormick and Noll abstaining.

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         Following the resignations of McCormick and Noll, the remaining directors appointed Alex Adelson as interim president and secretary and Bruce Judson as interim vice president of finance and treasurer. Messrs. Adelson and Judson are two of the Company's three directors.

         Prior to the resignations of McCormick and Noll, the three independent directors strongly believed Activeworlds, Inc. and its business model were not in the best interests of the Company's stockholders as evidenced by the Company's continuing losses. The Company is seeking to acquire an operating business in a reverse merger transaction which has the potential to create stockholder value.

         At the same time, McCormick and Noll entered an agreement with Michael Gardner ("Gardner"), a 10% stockholder of the Company, subject to the closing of the transaction described above. Gardner agreed to purchase 500,000 shares of common stock from each of McCormick and Noll for $50,000 each. Also, effective on July 10th, McCormick and Noll gave Gardner irrevocable proxies covering a total of 3,795,445 shares of common stock.

         Gardner has the power to vote more than a majority of outstanding shares and has agreed to approve the sale of Activeworlds, Inc.

         If the transactions do not close by August 15, 2002, the agreements described above shall terminate, McCormick and Noll shall be reinstated as directors and as officers and their employment agreements reinstated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.         Exhibit
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2.1                 Agreement and Plan of Exchange


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     ACTIVEWORLDS CORP.

                                                     By: /s/ Alex Adelson
                                                     ----------------------
                                                     President
Date: July 12, 2002


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